As filed with the Securities and Exchange Commission on January 29, 2014

Registration Number 333-193150

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

AMENDMENT NO. 5

TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

DICERNA PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	2834	20-5993609
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

480 Arsenal Street,

Building 1, Suite 120

Watertown, MA 02472

(617) 621-8097

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Douglas M. Fambrough, III, Ph.D.

Chief Executive Officer

Dicerna Pharmaceuticals, Inc.

480 Arsenal Street

Building 1, Suite 120

Watertown, Massachusetts 02472

(617) 621-8097

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Sam Zucker, Esq. Jennifer A. DePalma, Esq. O’Melveny & Myers LLP 2765 Sand Hill Road Menlo Park, California 94025 Telephone: (650) 473-2600 Fax: (650) 473-2601

William C. Hicks, Esq.

Sahir Surmeli, Esq.

John T. Rudy, Esq.

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

One Financial Center

Boston, Massachusetts 02111

Telephone: (617) 542-6000

Fax: (617) 542-2241

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer (Do not check if a smaller reporting company) ☒	Smaller reporting company ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

Dicerna Pharmaceuticals, Inc. is filing this Amendment No. 5 to its registration statement on Form S-1 (File No. 333-193150), as amended (Registration Statement), to file Exhibit 10.19 to the Registration Statement. Accordingly, this Amendment No. 5 to the Registration Statement only consists of the facing page, this explanatory note, the signature page to the Registration Statement, the Exhibit Index and Exhibit 10.19 filed herewith. Parts I and II of the Registration Statement are unchanged and have therefore been omitted.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Watertown, Commonwealth of Massachusetts on January 29, 2014.

DICERNA PHARMACEUTICALS, INC.

By:	/s/ Douglas M. Fambrough, III
	Name: Title:	Douglas M. Fambrough, III, Ph.D. Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on the date indicated:

SIGNATURE			DATE

/s/ Douglas M. Fambrough, III Douglas M. Fambrough, III, Ph.D.		Chief Executive Officer and Director (principal executive officer)	January 29, 2014

/s/ James E. Dentzer James E. Dentzer		Chief Financial Officer (principal financial officer and principal accounting officer)	January 29, 2014

* David M. Madden		Chairman	January 29, 2014

* Brian K. Halak, Ph.D.		Director	January 29, 2014

* Stephen J. Hoffman, M.D., Ph.D.		Director	January 29, 2014

* Peter Kolchinsky, Ph.D.		Director	January 29, 2014

* Dennis H. Langer, M.D., J.D.		Director	January 29, 2014

* Vincent J. Miles, Ph.D.		Director	January 29, 2014

*By:	/s/ Douglas M. Fambrough, III Douglas M. Fambrough, III, Ph.D. Attorney-in-Fact

EXHIBIT INDEX

EXHIBIT NUMBER	EXHIBIT DESCRIPTION

1.1	Form of Underwriting Agreement.

3.1	Amended and Restated Certificate of Incorporation, as currently in effect.

3.2	Bylaws, as currently in effect.

3.3	Amended and Restated Certificate of Incorporation, to be in effect immediately prior to the completion of this offering.

3.4	Amended and Restated Bylaws, to be in effect immediately prior to the completion of this offering.

4.1	Specimen Common Stock Certificate.

4.2	Form of Warrant to Purchase Common Stock.

4.3	Warrant Agreement to Purchase Shares of Series A Preferred Stock dated as of March 25, 2009, by and between the Company and Hercules Technology II, L.P.

4.4	Warrant Agreement to Purchase Shares of Series B Preferred Stock dated as of July 6, 2011, by and between the Company and Hercules Technology II, L.P.

4.5	Form of Warrant to Purchase Preferred Stock.

4.6	Amended and Restated Registration Rights Agreement dated as of July 30, 2013, by and among the Company and the investors named therein.

5.1	Opinion of O’Melveny & Myers LLP.

10.1+	2007 Employee, Director and Consultant Stock Plan, as amended (the 2007 Plan).

10.2+	Form of Restricted Stock Agreement under the 2007 Plan.

10.3+	Form of Incentive Stock Option Agreement under the 2007 Plan.

10.4+	Form of Non-Qualified Stock Option Agreement under the 2007 Plan.

10.5+	2010 Employee, Director and Consultant Equity Incentive Plan, as amended (the 2010 Plan).

10.6+	Form of Stock Option Grant Notice and Stock Option Agreement under the 2010 Plan.

10.7+	Form of Restricted Stock Agreement under the 2010 Plan.

10.8+	2014 Performance Incentive Plan, to be effective immediately prior to the completion of this offering.

10.9+	2014 Employee Stock Purchase Plan, to be effective immediately prior to the completion of this offering.

10.10+	Form of Indemnification Agreement by and between the Company and each of its directors.

10.11+	Employment Agreement dated as of May 6, 2010, by and between the Company and Douglas M. Fambrough, III, Ph.D.

10.12+	Employment Agreement dated as of May 1, 2008, by and between the Company and Bob D. Brown, Ph.D.

10.13+	Employment Agreement dated as of December 5, 2011, by and between the Company and James B. Weissman.

10.14+	Letter agreement dated as of June 2, 2009, by and between the Company and David M. Madden.

10.15+	Letter agreement dated as of February 28, 2011, by and between the Company and Dennis H. Langer M.D., J.D.

10.16+	Transition Agreement dated as of September 8, 2009, as amended by Amendment to Transition Agreement dated as of February 1, 2010 and Second Amendment to the Transition Agreement dated as of July 29, 2013, by and between the Company and James C. Jenson, Ph.D.

EXHIBIT NUMBER	EXHIBIT DESCRIPTION

10.17+	Employment agreement dated as of November 24, 2013, by and between the Company and James E. Dentzer.

10.18	Loan and Security Agreement dated as of March 25, 2009, as amended by Amendment No. 1 to Loan and Security Agreement dated as of May 28, 2010, and Second Amendment to Loan and Security Agreement dated as of June 28, 2011, by and between the Company and Hercules Technology II, L.P.

10.19†**	Research Collaboration and License Agreement dated as of December 21, 2009, as amended by Amendment No. 1 to Research Collaboration and License Agreement dated as of December 2, 2010, by and between the Company and Kyowa Hakko Kirin Co., Ltd.

10.20†	Exclusive License Agreement dated as of September 28, 2007, by and between the Company and City of Hope.

10.21†	Commercial Licence Agreement dated as of September 2, 2013, by and between the Company and Plant Bioscience Limited.

10.22†	Lease Agreement dated as of March 14, 2008, as amended by First Amendment to Lease dated as of September 12, 2008 and Second Amendment to Lease dated as of July 3, 2013, by and between the Company and ARE-480 Arsenal Street, LLC.

10.23+	Letter agreement dated as of January 24, 2014, by and between the Company and James E. Dentzer.

21.1	Subsidiaries of the Company.

23.1	Consent of Independent Registered Accounting Firm.

23.2	Consent of O’Melveny & Myers LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on the signature page to the registration statement filed on December 31, 2013).

**	Filed herewith.
+	Indicates a management contract or compensatory plan.
†	Portions of this exhibit have been omitted pursuant to a request for confidential treatment, and omitted portions have been filed separately with the Securities and Exchange Commission.